Exhibit 5.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form F-10 of our report dated March 27, 2014, relating to the consolidated financial statements of MAG Silver Corp. and subsidiaries (“MAG Silver”) appearing in the Prospectus which is part of such Registration Statement, and to the reference to us under the heading “Interest of Experts” appearing in such Prospectus.

/s/ Deloitte LLP

Chartered Accountants

Vancouver, Canada

June 27, 2014